Exhibit 99.2
OPTION CANCELLATION AND
RESTRICTED STOCK AWARD AGREEMENT
     THIS OPTION CANCELLATION AND RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is made and entered into as of November 18, 2009 (the “Date of Grant”), between First Acceptance Corporation, a Delaware corporation (the “Company”), and Keith E. Bornemann (the “Participant”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Amended and Restated First Acceptance Corporation 2002 Long Term Incentive Plan (the “Plan”).
     WHEREAS, the Company has adopted the Plan, which permits the issuance of restricted shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”);
     WHEREAS, Participant holds an outstanding option to purchase 10,000 shares of Common Stock of the Company previously granted by the Company to Participant (the “Outstanding Option”);
     WHEREAS, the Company’s stockholders approved a one-time value-for-value option exchange on November 17, 2009, whereby the Participant may surrender for cancellation the Outstanding Option in exchange for a lesser number of shares of restricted stock with an aggregate value not to exceed $150,000;
     WHEREAS, the Participant desires to surrender, and the Company cancel, the Outstanding Option, and in exchange for such surrendered and cancelled Outstanding Option, and pursuant to the Plan, the Committee desires to grant an award of restricted stock to the Participant as provided herein.
     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
          1. Cancellation of Outstanding Option, Grant of Restricted Stock.
          (a) The Participant hereby surrenders the Outstanding Option to the Company, agrees that the Outstanding Option shall be cancelled, and agrees that the Nonqualified Stock Option Agreement, dated February 7, 2007, between Participant and the Company shall be cancelled and of no further force or effect.
          (b) The Company hereby grants to the Participant, in exchange for the cancellation of the Outstanding Option, an award (the “Award”) of 3,140 shares of Common

Stock of the Company (the “Stock” or the “Restricted Stock”) on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.
          (c) The Participant’s rights with respect to the Stock subject to the Award shall remain forfeitable at all times prior to the date on which the restrictions as to such Stock shall lapse in accordance with Section 3 hereof.
          2. Terms and Rights as a Stockholder.
          (a) Except as provided herein and subject to such other exceptions as may be determined by the Committee in its discretion, the “Restriction Period” for the Restricted Stock granted herein shall expire in five equal, annual installments beginning on the first anniversary of Date of Grant (as may be adjusted in accordance with Section 7 hereof).
          (b) The Participant shall have all rights of a stockholder with respect to the Restricted Stock, including the right to receive dividends and the right to vote such Stock, subject to the following restrictions:
          (i) the Participant shall not be entitled to delivery of the stock certificate for any Stock until the expiration of the Restriction Period as to such Stock;
          (ii) none of the Restricted Stock may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during the Restriction Period as to such Stock; and
          (iii) except as otherwise determined by the Committee at or after the grant of the Award hereunder, all shares of Restricted Stock as to which the Restriction Period has not expired or been terminated shall be forfeited, and all rights of the Participant to such Stock shall terminate, without further obligation on the part of the Company, unless the Participant remains in the continuous employment of the Company or a Subsidiary until the expiration or termination of the Restriction Period as to such Stock.
          Any Stock, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Restricted Stock shall be subject to the same restrictions, terms and conditions as such Restricted Stock.
          (c) Notwithstanding the foregoing, the Restriction Period shall automatically terminate as to all Restricted Stock awarded hereunder (as to which such Restriction Period has not previously terminated) upon the occurrence of the following events:

          (i) termination of the Participant’s employment with the Company or a Subsidiary that results from the Participant’s death, Retirement (as defined in the Plan) or Total and Permanent Disability (as defined in the Plan);
          (ii) the termination of the Participant’s employment with the Company or a Subsidiary by the Participant for Good Reason (as defined in the Employment Agreement in effect as of the date hereof between Participant and the Company (the “Employment Agreement”)) or by the Company without Cause (as defined in the Employment Agreement); or
          (iii) the occurrence of a Change in Control (as defined in the Plan).
          3. Termination of Restrictions. At the end of the Restriction Period as to any portion of the Restricted Stock, or at such earlier time as may be determined by the Committee, all restrictions set forth in this Agreement or in the Plan relating to such portion of the Restricted Stock shall lapse as to such portion of the Restricted Stock, and a stock certificate for the appropriate number of shares of such Stock, free of the restrictions and restrictive stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be, pursuant to the terms of this Agreement.
          4. Delivery of Stock.
          (a) As of the date hereof, certificates representing the Restricted Stock shall be registered in the name of the Participant and held by the Company or transferred to a custodian appointed by the Company for the account of the Participant subject to the terms and conditions of the Plan and shall remain in the custody of the Company or such custodian until their delivery to the Participant or Participant’s beneficiary or estate as set forth in Sections 4(b) and (c) hereof or their reversion to the Company as set forth in Sections 2(b) and 4(d) hereof.
          (b) Certificates representing Restricted Stock in respect of which the Restriction Period has lapsed pursuant to this Agreement shall be delivered to the Participant as soon as practicable following the date on which the restrictions on such Restricted Stock lapse.
          (c) Certificates representing Restricted Stock in respect of which the Restriction Period lapsed upon the Participant’s death shall be delivered to the executors or administrators of the Participant’s estate as soon as practicable following the receipt of proof of the Participant’s death satisfactory to the Company.
          (d) By accepting the grant of Restricted Stock under this Agreement, Participant shall irrevocably grant to the Company a power of attorney to transfer any shares forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer. Participant hereby acknowledges that any breach by him of his obligations under this Section 4(d) would cause substantial and irreparable damage to the Company, and that money damages would be an inadequate remedy therefore, and, accordingly, acknowledges and agrees that the Company shall be entitled to specific performance to remedy the breach of such obligations (in addition to the other rights and remedies provided for herein).
          (e) The face of each certificate representing Restricted Stock shall bear a legend in substantially the following form:
TRANSFER OF THIS STOCK IS RESTRICTED IN ACCORDANCE WITH CONDITIONS PRINTED ON THE REVERSE OF THIS CERTIFICATE.
          (f) The reverse of each certificate representing Restricted Stock shall bear a legend in substantially the following form:
THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND TRANSFERABLE ONLY IN ACCORDANCE WITH THAT CERTAIN AMENDED AND RESTATED FIRST ACCEPTANCE CORPORATION 2002 LONG TERM INCENTIVE PLAN (THE “PLAN”), A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY IN NASHVILLE, TENNESSEE. NO TRANSFER OR PLEDGE OF THE SHARES EVIDENCED HEREBY MAY BE MADE EXCEPT IN ACCORDANCE WITH AND SUBJECT TO THE PROVISIONS OF SAID PLAN. BY ACCEPTANCE OF THIS CERTIFICATE, ANY HOLDER, TRANSFEREE OR PLEDGEE HEREOF AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SAID PLAN.
          5. Effect of Lapse of Restrictions. To the extent that the Restriction Period applicable to any Restricted Stock shall have lapsed, the Participant may receive, hold, sell or otherwise dispose of such Stock free and clear of the restrictions imposed under the Plan and this Agreement.
          6. No Right to Continued Service. This Agreement shall not be construed as giving the Participant the right to be retained as an employee of the Company or any Subsidiary.

          7. Adjustments. The Committee shall make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, this Award in recognition of unusual or nonrecurring events (including, without limitation, the events described in Article XI of the Plan) affecting the Company or any Subsidiary, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principals in accordance with the Plan.
          8. Amendment to Award. Subject to the restrictions contained in Article X of the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the Award, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of the Participant or any holder or beneficiary of the Award shall not to that extent be effective without the consent of the Participant, holder or beneficiary affected.
          9. Withholding of Taxes. If the Participant makes an election under section 83(b) of the Code with respect to the Award, the Award made pursuant to this Agreement shall be conditioned upon the prompt payment to the Company of any applicable withholding obligations or withholding taxes by the Participant (“Withholding Taxes”). Failure by the Participant to pay such Withholding Taxes will render this Agreement and the Award granted hereunder null and void ab initio and the Restricted Stock granted hereunder will be immediately cancelled. If the Participant does not make an election under section 83(b) of the Code with respect to the Award, upon the lapse of the Restriction Period with respect to any portion of Restricted Stock (or property distributed with respect thereto), the Company shall satisfy the required Withholding Taxes as set forth by Internal Revenue Service guidelines for the employer’s minimum statutory withholding with respect to the Participant and issue vested shares to the Participant without restriction.
          10. Plan Governs. The Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The terms of this Agreement are governed by the terms of the Plan, and in the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.
          11. Severability. If any provision of this Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or the Award, or would disqualify the Plan or Award under any laws deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and Award shall remain in full force and effect.

          12. Notices. All notices required to be given under this Agreement shall be deemed to be received if delivered or mailed as provided for herein, to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.

To the Company:	First Acceptance Corporation 3322 West End Ave., Suite 1000 Nashville, Tennessee 37203 Attn: Secretary Facsimile: (615) 844-2800

To the Participant:	The address then maintained with respect to the Participant in the Company’s records.
          13. Governing Law. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.
          14. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Participant’s legal representatives. All obligations imposed upon the Participant and all rights granted to the Company under this Agreement shall be binding upon the Participant’s heirs, executors, administrators and successors.
          15. Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Participant and the Company for all purposes.

     IN WITNESS WHEREOF, the parties have caused this Option Cancellation and Restricted Stock Award Agreement to be duly executed effective as of the day and year first above written.

FIRST ACCEPTANCE CORPORATION:

By:	/s/ Stephen J. Harrison
Name:	Stephen J. Harrison
Its:	Chief Executive Officer

PARTICIPANT:

/s/ Keith E. Bornemann

Name: Keith E. Bornemann

Address: